CARCO/DCMOT Auto Loan Master Trust:     Reconciliation Of Cash Flows
Collection Period: August 1, 2004 through August 31, 2004
Accrual Period: Aug 15, 2004 Through Sep 14, 2004
Distribution Date: September 15, 2004
Cash Flows Page 1 Of 2

	Trust		Series	DCMOT	DCMOT
	Totals		2001-A	2002-A	2002-B
AMOUNTS AVAILABLE FOR DISBURSEMENT
Interest Collections from Seller	46,371,832.12	*	6,242,362.02	12,347,529.26	6,173,764.63
Principal Collections from Seller	0.00	*	0.00	0.00	0.00
Investment Income on Accounts	13,468.23		8,088.92	1,655.17	827.59
Balances in Principal Funding Accounts	0.00		0.00	0.00	0.00
Balances in Reserve Fund Accounts	3,500,000.00		3,500,000.00	0.00	0.00
Balances in Excess Funding Accounts	0.00		0.00	0.00	0.00
Balance in Yield Supplement Accounts	4,000,000.00		4,000,000.00	0.00	0.00
Other Adjustments	0.00		0.00	0.00	0.00

Total Available	53,885,300.35		13,750,450.94	12,349,184.43	6,174,592.22

AMOUNTS DISBURSED
Pass-through Interest to Series Note/Certificateholders	9,620,833.34		1,387,500.00	2,766,666.67	1,362,500.00
Principal Due to Note/Certificateholders	0.00		0.00	0.00	0.00
Principal to Funding Account	0.00		0.00	0.00	0.00
Move Funds to the Reserve Fund Accounts	3,500,000.00		3,500,000.00	0.00	0.00
Move Funds to the Excess Funding Accounts	0.00		0.00	0.00	0.00
Move Funds to the Yield Supplement Accounts	4,000,000.00		4,000,000.00	0.00	0.00
Yield Supplement & Reserve Account to Seller	0.00	*	0.00	0.00	0.00
Service Fees to Seller	6,785,714.29	*	833,333.33	1,831,501.83	915,750.92
Defaulted Amounts to Seller	0.00	*	0.00	0.00	0.00
Excess Collections to Seller	29,978,752.72	*	4,029,617.60	7,751,015.93	3,896,341.30
Excess Funding Account Balance to Seller	0.00	*	0.00	0.00	0.00

Total Disbursements	53,885,300.35		13,750,450.94	12,349,184.43	6,174,592.22

Proof	0.00		0.00	0.00	0.00

[Additional columns below]

[Continued from above table, first column(s) repeated]

	DCMOT	DCMOT	DCMOT
	2003-A	2004-A	2004-B	Other
AMOUNTS AVAILABLE FOR DISBURSEMENT
Interest Collections from Seller	9,260,646.95	6,173,764.63	6,173,764.63	0.00
Principal Collections from Seller	0.00	0.00	0.00
Investment Income on Accounts	1,241.38	827.59	827.59
Balances in Principal Funding Accounts	0.00	0.00	0.00
Balances in Reserve Fund Accounts	0.00	0.00	0.00
Balances in Excess Funding Accounts	0.00	0.00	0.00
Balance in Yield Supplement Accounts	0.00	0.00	0.00
Other Adjustments	0.00	0.00	0.00	0.00

Total Available	9,261,888.33	6,174,592.22	6,174,592.22	0.00

AMOUNTS DISBURSED
Pass-through Interest to Series Note/Certificateholders	2,062,500.00	1,354,166.67	687,500.00
Principal Due to Note/Certificateholders	0.00	0.00	0.00
Principal to Funding Account	0.00	0.00	0.00
Move Funds to the Reserve Fund Accounts	0.00	0.00	0.00
Move Funds to the Excess Funding Accounts	0.00	0.00	0.00
Move Funds to the Yield Supplement Accounts	0.00	0.00	0.00
Yield Supplement & Reserve Account to Seller	0.00	0.00	0.00
Service Fees to Seller	1,373,626.37	915,750.92	915,750.92
Defaulted Amounts to Seller	0.00	0.00	0.00
Excess Collections to Seller	5,825,761.95	3,904,674.63	4,571,341.30	0.00
Excess Funding Account Balance to Seller	0.00	0.00	0.00

Total Disbursements	9,261,888.33	6,174,592.22	6,174,592.22	0.00

Proof	0.00	0.00	0.00	0.00

                                                                                                                                                     TO:

*	Funds Transfer to/(from) Bank of New York: 2,607,365.11

INSTRUCTIONS TO BANK OF NEW YORK

     1. Receive funds from:

Chrysler	$2,607,365.11
Investment Income	13,468.23
Collection Account	7,000,000.00	*
Reserve & Yield Accounts	0.00
Balance in Excess Funding Account	0.00
	$9,620,833.34

     2. Distribute funds to:

Series Note/Certificate Holders	$9,620,833.34
Chrysler	0.00
Trust Deposit Accounts	0.00
$9,620,833.34

     3. Verify account balances in Collection, Funding, Reserve & Yield Supplement Accounts.